Exhibit 10.2

SECURED CREDIT RESTRUCTURING AGREEMENT

This Secured Credit Restructuring Agreement (the "Agreement") is entered into this 29th day of April, 2009, by and among MMR Information Systems, Inc. (formerly Favrille, Inc.), a Delaware corporation ("Parent"), MyMedicalRecords, Inc. (formerly mymedicalrecords.com, Inc.), a Delaware corporation ("MMR"), The RHL Group, Inc., a California corporation ("RHL Group" or "Lender"), and Robert H. Lorsch, an individual ("Lorsch").

WHEREAS, MMR previously executed a Secured Promissory Note dated July 30, 2007 in favor of RHL Group (the "Original Note"), which Original Note was amended and restated by the Amended and Restated Secured Promissory Note dated August 23, 2007 (the "First Amended Note"), and was further amended and restated by the Second Amended and Restated Secured Promissory Note dated August 1, 2008 (the "Second Amended Note"), in connection with the provision of a Reserve Line of Credit by The RHL Group and possible increases in the amount thereof.

WHEREAS, as contemplated by the Original Note, MMR and the RHL Group entered into a Security Agreement dated July 31, 2007 (the "MMR Security Agreement"). The benefits of the MMR Security Agreement have extended to the First Amended Note and the Second Amended Note, as contemplated therein.

WHEREAS, MMR, Parent, and a wholly-owned subsidiary of Parent entered into that certain Agreement and Plan of Merger and Reorganization dated November 8, 2008 (the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of Parent would merge with and into MMR (the "Merger"), which Merger occurred on January 27, 2009. By virtue of the Merger, MMR became a wholly-owned subsidiary of Parent and RHL Group became a significant stockholder of Parent. As contemplated by the Merger Agreement, Lorsch became Chairman, Chief Executive Officer and President of Parent effective as of the closing of the Merger.

WHEREAS, concurrent with the execution of the Merger Agreement, Parent, MMR and Kershaw Mackie & Co. entered into a Creditor Plan (the "Creditor Plan") to arrange for settlement of the outstanding known creditor claims of Parent.

WHEREAS, as contemplated by the Creditor Plan and in satisfaction of a condition to the closing of the Merger as provided in the Merger Agreement, RHL Group and MMR entered into an Allonge dated January 27, 2009 (the "Allonge") to be attached to the Second Amended Note, pursuant to which RHL Group agreed to suspend certain rights under the Second Amended Note, and make certain modifications to the Second Amended Note and MMR Security Agreement for so long as the Allonge remained in effect.

WHEREAS, as contemplated by the Merger Agreement, the Creditor Plan and the Allonge, RHL Group and Parent and NCC Group, Inc., a Virginia corporation ("NCC") entered into that certain Promissory Note Escrow Agreement dated January 27, 2009 (the "PNEC"), and the Second Amended Note and Allonge were to be delivered to NCC to be held in escrow.

WHEREAS, prior to the Merger, RHL Group provided guarantees to third parties with respect to obligations of MMR in an aggregate amount not less than $300,000 and, subsequent to the execution of the Allonge and consummation of the Merger and notwithstanding the absence of any obligation on the part of RHL Group or Lorsch to do so, RHL Group has loaned funds to MMR, paid or advanced funds to third parties on behalf of MMR and provided guarantees to third parties with respect to obligations of MMR (collectively, "Loans, Advances and Guarantees") in an aggregate amount that is not less than $100,000.

WHEREAS, Parent and MMR have both an immediate and a longer term need for access to funding and financial resources that currently cannot be provided by operations and currently is not available from third party sources in sufficient amounts and on satisfactory terms.

WHEREAS, RHL Group has indicated its willingness to make additional Loans, Advances and Guarantees and to assist Parent and MMR in obtaining additional financing from third parties, in each case that are not required by the terms of the Second Amended Note and Allonge or by any other agreement, but RHL Group has conditioned its willingness to do so upon there being modifications to arrangements currently evidenced by the Second Amended Note and Allonge, the Security Agreement and the PNEC.

WHEREAS, Parent and MMR have determined that it advisable and in the best interests of Parent, the stockholders of Parent and MMR to enter into this Agreement and other agreements, amendments, supplements, modifications and terminations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The Third Amended Note

1.1. Simultaneously with the execution of this Agreement, MMR shall execute and deliver to RHL Group a Third Amended and Restated Secured Promissory Note (the "Third Amended Note"), substantially in the form of Exhibit A hereto, in the maximum amount of $3,000,000 and bearing interest at the lesser of 10% or the highest rate permitted by law.

1.2. In order to induce RHL Group to enter into this Agreement, Parent agrees to guarantee the performance of MMR's obligations under the Third Amended Note, and simultaneously with the execution of this Agreement, Parent shall execute and deliver to RHL Group the Guaranty, substantially in the form of Exhibit B hereto (the "Guaranty").

1.3. MMR, RHL Group and Lorsch agree that the terms of the MMR Security Agreement shall be deemed to apply to the Third Amended Note for all advances made, to the same extent, validity, security and priority as to advances under the Original Note, the First Amended Note and the Second Amended Note.

1.4. MMR and Parent agree to execute any further documentation necessary, including revised filings required under the California version of the Uniform Commercial Code, reasonably necessary to protect the RHL Group's interests under this Agreement and the MMR Security Agreement.

2. Covenants of RHL Group and Lorsch

2.1. RHL Group covenants that, during the period commencing on the date of this Agreement and ending thirty days thereafter, RHL Group will make Loans, Advances and Guarantees that, in the aggregate, are not less than $100,000.

2.2 Provided that, as of November 1, 2009, the Company is in full compliance with it covenants and other obligations under the Third Amended Note, the Security Agreement and this Agreement, then RHL Group shall extend, subject to terms to be negotiated at that time, extend the maturity date of the Third Amended Note for a period of six months.

2.3. Lorsch covenants that he will, not later than May 1, 2009, exercise all outstanding Company stock options then held by him. RHL Group agrees to provide the aggregate exercise price by reducing the principal amount due to RHL Group by MMR under the Third Amended Note by an equivalent amount.

2.4 The RHL Group shall use commercially reasonable efforts to assist the Company in arranging for funding of the Company and MMR by third parties.

3. Termination of Allonge and PNEC.

3.1 In consideration of the extension of additional credit to MMR and the other covenants of RHL Group and MMR contained herein, Parent and MMR agree to terminate the Allonge and the PNEC.

3.2. Parent and MMR agree to instruct NCC to return the original of the Allonge immediately to the RHL Group;

3.3. Parent and MMR agree to instruct NCC to return the original of the Second Amended Note to the RHL Group;

3.4. Any and all "Suspended Rights", as that term is used in the Allonge, shall be no longer suspended, and shall become immediately enforceable and effective;

3.5. Any "Modifications", as that term is used in the Allonge, shall be abrogated;

3.6. The Allonge shall be, and it hereby is, ineffective and void.

3.7. Parent and MMR agree to terminate the PNEC and that NCC shall have no further duties or concerns with respect thereto, and shall return any and all documents deposited into this escrow. Any unpaid billings of NCC shall be paid by Parent.

3.8. Nothing contained herein shall waive, affect or modify any right that RHL Group might have other than as specifically set forth herein. In the event of any inconsistency between this Agreement and any other prior agreement, this Agreement shall control.

4. Miscellaneous

4.1. Any delay by any party in enforcing its rights under this, or any other agreement, shall not be deemed to be a waiver of any of its procedural or substantive rights.

4.2. No representations or promises of any party described herein may be amended or varied in any way except by a subsequent writing signed by such party. Specifically, no oral modifications of any agreement, whether now or in the past entered into, shall be effective; nor shall any such alleged, or claimed, oral modification be admissible in any court of law.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MMR Information Systems, Inc., a
Delaware corporation

____/s/ Naj Allana________________
By: Naj Allana
CFO

MyMedicalRecords, Inc., a Delaware
corporation

____/s/ Naj Allana________________
By: Naj Allana
CFO

The RHL Group, Inc.

____/s/ Robert H. Lorsch_CEO_______
By: Robert H. Lorsch

____/s/ Robert H. Lorsch__________
Robert. H. Lorsch